Exhibit 4.31

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IGNACIO MANRIQUE PLAZA Notario de Madrid

Ignacio Manrique Plaza

Notario

Calle Raimundo Fdez Villaverde N° 61 ¬

Tels.915538303 Fax. 915544947

28003 Madrid

email: notarios@raimundo61.es

Número: DOS MIL CINCO.

ESCRITURA DE COMPRAVENTA DE PARTICIPACIONES DE LA SOCIEDAD "FERROSOLAR R&D, S.L."

En Madrid, mi residencia, a once de julio de dos mil diecinueve. Ante mí, IGNACIO MANRIQUE PLAZA, Notario del Ilustre Colegio Notarial de Madrid,

COMPARECEN

DÑA. CLARA CERDÁN MOLINA, mayor de edad, de nacionalidad. española, Abogado, con D.N.I nº 48498082-Y, en vigor, y domicilio a estos efectos en Paseo de  la Castellana, nº 259-D-Torre Espacio, planta 49, 28046, Madrid.

DON BENJAMÍN LLANEZA CARUANA, mayor de edad, casado, de nacionalidad española, con domicilio profesional a estos efectos en Madrid, calle Núñez de Balboa 120, Piso 6-D; con DNI-NIF número 50.446.574-F, en vigor.

INTERVIENEN

1. -Doña Clara Cerdán Malina en nombre y representación de "SILICIO FERROSOLAR, S.L.U." , domiciliada en Torre Espacio, Paseo de la Castellana, 259-D, Planta 49, 28046 Madrid, constituida por tiempo indefinido, mediante escritura otorgada ante el notario de Madrid, D. Jaime Recarte Casanova, el día 10 de julio de 2.008, bajo el número 2.369 de orden  de su protocolo, inscrita en el Registro Mercantil de Madrid al tomo 25905 , folio 20 , hoja M- 466968 y con Código de Identificación Fiscal B-85504884 ("SFS" o el "Vendedor" ).

Identificación del TITULAR REAL: A los efectos de la obligación de identificación del titular real que impone el artículo 4 de la Ley 10/2010, de 28 de abril, de prevención del blanqueo de capitales, se ha cumplido con la obligación de identificación del titular real mediante la consulta a la Base de Datos del Consejo General del Notariado, manifestando la representación de la Sociedad que los datos coinciden con los que constan en dicha base.

Asegura la representación de la sociedad compareciente que subsiste la vida legal de la Sociedad, que continúa en el desempeño del cargo con que actúa, y que los datos de identificación de su representada, en especial en cuanto al objeto social y domicilio reseñados, no han variado respecto de los consignados en la documentación fehaciente presentada.

JUICIO NOTARIAL DE SUFICIENCIA DE LAS FACULTADES REPRESENTATIVAS.

Su legitimación para el otorgamiento  de la presente escritura resulta de:

03/2019 PAPEL EXCLUSIVO PARA DOCUMENTOS NOTARIALES – TIMBRE DEL ESTADO [ET0769412 - ET0769403]

IGNACIO MANRIQUE PLAZA Notario de Madrid

a) RESEÑA.- Escritura de apoderamiento otorgada ante el Notario de Madrid, D. Jaime Recarte Casanova, el 14 de septiembre de 2016, con número de protocolo 3.700, la cual fue debidamente inscrita en la hoja registral abierta a dicha sociedad en el Registro Mercantil de Madrid al tomo 25905, folio 215, sección 8, hoja M-466968.

Me exhibe copia autorizada debidamente inscrita.

La representación orgánica aquí compareciente de la Sociedad, a los efectos de lo dispuesto en el vigente artículo 160 f) de la Ley de Sociedades de Capital, manifiesta que el activo objeto de la presente escritura no tiene la condición de esencial de conformidad con lo dispuesto en el artículo 160 letra f) de la Ley de Sociedades de Capital, y por lo tanto, no es necesaria la autorización de la Junta General.

b) JUICIO DE SUFICIENCIA.- Yo, el Notario, hago constar que a mi juicio son suficientes las facultades acreditadas para el otorgamiento de la presente escritura de compraventa de participaciones sociales.

2.- Don Benjamín Llaneza Caruana, en nombre y en representación de "AURINKA PHOTOVOLTAIC GROUP, S . L . ", domiciliada en Calle Marie Curie, 19, Edificio Autocampo II, oficina 2-2, 28521 - Rivas Vaciamadrid, Madrid, constituida por tiempo indefinido mediante escritura pública otorgada ante el notario de Guadarrama, D. Agustín Diego Isasa, el día 9 de noviembre de 2.010, bajo el número 1.615 de orden de su protocolo, inscrita en el Registro Mercantil de Madrid al tomo 28.345 folio 156, hoja M-510497, y con Código de Identificación Fiscal B-86070547 ("Aurinka" o el "Comprador" ) .

Identificación del TITULAR REAL: A los efectos de la obligación de identificación del titular real que impone el artículo 4 de la Ley 10/2010, de 28 de abril, de prevención del blanqueo de capitales, se ha cumplido con la obligación de identificación del titular real mediante la consulta a la Base de Datos del Consejo General del Notariado, manifestando la representación de la Sociedad que los datos coinciden con los que constan en dicha base.

Asegura la representación de la sociedad compareciente que subsiste la vida legal de la Sociedad, que continúa en el desempeño del cargo con que actúa, y que los datos de identificación de su representada, en especial en cuanto al objeto social y domicilio reseñados, no han variado respecto de los consignados en la 6 documentación fehaciente presentada.

JUICIO NOTARIAL DE SUFICIENCIA DE LAS FACULTADES REPRESENTATIVAS.  -

Su legitimación para el otorgamiento de la presente escritura resulta de:

a) RESEÑA.- de su condición de Administrador Único de la misma, en virtud de escritura de constitución antes mencionada.

Me exhibe copia autorizada debidamente inscrita.

La representación orgánica aquí compareciente de la Sociedad, a los efectos de lo dispuesto en el vigente artículo 160 f) de la Ley de Sociedades de Capital, manifiesta que el activo objeto de la presente escritura no tiene la condición de esencial de conformidad con lo dispuesto en el artículo 160 letra f) de la Ley de Sociedades de Capital, y por lo tanto, no es necesaria la autorización de la Junta General.

03/2019 PAPEL EXCLUSIVO PARA DOCUMENTOS NOTARIALES – TIMBRE DEL ESTADO [ET0769412 - ET0769403]

IGNACIO MANRIQUE PLAZA Notario de Madrid

b) JUICIO DE SUFICIENCIA. - Yo, el Notario, hago constar que a mi juicio son suficientes las facultades acreditadas para el otorgamiento de la presente escritura de compraventa de participaciones sociales.

Tienen a mi juicio, según intervienen, capacidad legal bastante para formalizar la presente escritura de compraventa de participaciones sociales y  al efecto,

EXPONEN

I.-Que "SILICIO FERROSOLAR, S.L.U." es titular, en virtud de escritura de aumento de capital social, otorgada ante el notario de Madrid, D. Ignacio Manrique Plaza, el dia 24 de febrero de 2017, bajo el número 526 de orden de su protocolo, inscrita en el Registro Mercantil de Madridal tomo 34.796, folio 185, hoja M- 625891, inscripción 6 (el "Título") de, entre otras, 1.000 participaciones sociales de un euro (1 € )de valor nominal cada una de ellas y numeradas dela 49.001 ala 50.000, ambas inclusive (las "Participaciones"), representativas del 1% del capital social de "FERROSOLAR R&D,  S.L." , domiciliada en Torre Espacio, Paseo de la Castellana, 259-D, Planta 49, 28046 Madrid, constituida por tiempo indefinido, mediante escritura otorgada ante el notario de Madrid, D. Antonio de la Esperanza Rodríguez, el día 31 de mayo de 2016, bajo el número 2.080 de orden de su protocolo, inscrita en el Registro Mercantil de Madrid al torno 34.796, folio 180, sección 8, hoja M-625891, y con Código de Identificación Fiscal B-87576740.

II.- Que, con fecha 20 de diciembre de 2016, Grupo FerroAtlántica, S.A.U., FerroAtlántica, S.A.U., SILICIO FERROSOLAR, S.L.U., BLUE POWER CORPORATION, S.L. y Aurinka suscribieron un acuerdo de Joint Venture, el cual fue elevado a público ese mismo día, ante el notario de Madrid, D. Ignacio Manrique Plaza, con el número 3.539 de su protocolo, y posteriormente fue novado mediante acuerdo suscrito entre las Partes de fecha 24 de febrero de 2017, que fue elevado a público ese mismo día, ante el notario de Madrid,  D. Ignacio Manrique Plaza, con el número 524 de su protocolo (en adelante, el acuerdo de Joint Venture según resulta tras la novación del mismo, será denominado el "JVA").

III.- Que Aurinka es titular de 49.000 participaciones sociales de  "FERROSOLAR R&D, S.L. ", numeradas de la 1 a la 49.000, ambas inclusive, en virtud de escritura de compraventa de participaciones sociales otorgada ante mi en el día de hoy.

IV .- Que  Grupo FerroAtlántica, S.A.U . , FerroAtlántica, S.A.U., SILICIO FERROSOLAR, S.L.U., Aurinka, Blue Power Corporation, S.L., FerroAtlántica Participaciones, S.L.U., FERROSOLAR OPCO GROUP, S.L. y FERROSOLAR R&D, S.L. han suscrito, en el día de hoy, un contrato marco de transacción, de resolución del JVA y demás acuerdos derivados del mismo y asunción de compromisos complementarios (en adelante, el "Contrato de Transacción"), que ha sido elevado a público en escritura por mí autorizada en el día

V. - Que, en virtud de lo dispuesto en la Cláusula 2 del Contrato de Transacción, las Partes llevarán a cabo una serie de actuaciones 10 en unidad de acto, entre las que se encuentra la decisión de transmitir las Participaciones.

VI. - Hacen constar expresamente que la transmisión de participaciones que por esta escritura se formaliza no está sujeta a ningún tipo de restricción o limitación, habida cuenta de que el adquirente tiene la condición de socio, y los Estatutos de la sociedad no contienen cláusulas restrictivas o prohibitivas de la libre transmisibilidad entre socios.-

03/2019 PAPEL EXCLUSIVO PARA DOCUMENTOS NOTARIALES – TIMBRE DEL ESTADO [ET0769412 - ET0769403]

IGNACIO MANRIQUE PLAZA Notario de Madrid

VII.- Y que, teniendo convenido el presente contrato, lo llevan a efecto con sujeción a las siguientes,

CLAUSULAS-

PRIMERA.- "SILICIO FERROSOLAR, S.L.U." vende a "AURINKA PHOTOVOLTAIC GROUP, S.L.", que compra y adquiere, las participaciones sociales de la Compañía Mercantil "FERROSOLAR R&D, S.L. " expresadas en el exponendo I de esta escritura, con cuantos derechos les son inherentes y  en concepto de libres de cargas y  gravámenes.

SEGUNDA.- La venta se realiza por precio de UN EURO ( € 1). Dicha suma declara el Vendedor haberla recibido antes de este acto de manos del Comprador, a cuyo favor formaliza plena carta de pago.

TERCERA . - El Comprador queda subrogado en cuantos derechos y obligaciones sean inherentes a las Participaciones que adquiere, manifestando que conoce la situación patrimonial y financiera de la Sociedad, así como el balance que arroja su contabilidad.

Asimismo, el Vendedor manifiesta y garantiza al Comprador lo siguiente:

Que el Vendedor tienen plena capacidad para formalizar y cumplir este Contrato, cuya suscripción o ejecución no infringe ninguna ley, disposición administrativa, acuerdo, contrato o compromiso por el que cualquiera de ellos esté vinculado, ni tampoco otorga el derecho a terceros a suspender, modificar, revocar, resolver, extinguir o rescindir cualesquiera contratos o acuerdos haya suscrito FERROSOLAR OPCO GROUP, S.L. con cualquier tercero o hayan 12 suscrito cualesquiera terceros en favor de FERROSOLAR OPCO GROUP, S.L.

Que las Participaciones se encuentran, y así se transmiten, en pleno dominio, con cuanto les sea inherente y accesorio, libres de toda carga, afección, gravamen, opción, restricción, limitación o derecho en favor de persona alguna y responsabilidad, y con todos los derechos económicos y políticos inherentes a las mismas ..

CUARTA.- Los gastos e impuestos que origine la presente escritura, serán satisfechos en su integridad por FERROSOLAR R&D, S.L.

QUINTA. El Comprador manifiesta que realizará cuantas actuaciones resulten necesarias para que  su titularidad sobre las Participaciones, resultante de la presente transmisión, se inscriba en el Libro Registro de Socios de la Sociedad, comprometiéndose la Vendedora a colaborar a tal efecto en todo lo que, en su caso, esté en sus manos, para conseguir dicha inscripción y el efectivo reconocimiento de la plena titularidad adquirida por el Comprador.

SEXTA.- A los efectos traslativos de la posesión a que se refieren los articulas 1.462 y 1.464 del Código Civil, y de acuerdo con lo establecido en el párrafo segundo del referido artículo 1.462 del citado cuerpo legal, el otorgamiento de la presente escritura tendrá el efecto del traslado posesorio de las participaciones del Vendedor al Comprador.

El Vendedor me exhibe en este acto copia autorizada del título de propiedad de las Participaciones, instruyéndome para que proceda a hacer constar en el mismo la compraventa operada en virtud de la presente escritura. Yo, el Notario, acepto el requerimiento, haciendo constar la correspondiente diligencia de venta en la copia autorizada de la misma.

03/2019 PAPEL EXCLUSIVO PARA DOCUMENTOS NOTARIALES – TIMBRE DEL ESTADO [ET0769412 - ET0769403]

IGNACIO MANRIQUE PLAZA Notario de Madrid

Así lo dicen y otorgan los señores comparecientes a los que de palabra  hago las reservas y advertencias legales y en especial las de naturaleza fiscal, derivadas del otorgamiento de la presente escritura.

RESERVAS Y ADVERTENCIAS.

Hago a los señores comparecientes las reservas y advertencias legales, tanto las de carácter fiscal

En relación con el Impuesto sobre Transmisiones Patrimoniales y Actos Jurídicos Documentados, regulado por el Texto Refundido aprobado por R.O. 1/1993, de 24 de Septiembre, y su Reglamento de 29 de Mayo de 1995, advierto a los otorgantes que deberán presentar impreso de autoliquidación (en su caso), copia auténtica y copia simple de esta escritura en la oficina fiscal competente en el plazo de treinta días hábiles a partir de la fecha de esta escritura, e ingresar dentro de dicho plazo la cuota devengada.

Y  que,  en  caso  de  no  realizarse  la  presentación de esta escritura o no efectuarse el pago del Impuesto dentro de plazo, se incurrirá en las responsabilidades establecidas en la Ley General Tributaria.

Hacen constar los comparecientes que la transmisión objeto de esta escritura está exenta del Impuesto sobre Transmisiones Patrimoniales Onerosas y Actos Jurídicos Documentados y del Impuesto sobre el Valor Añadido, al amparo de lo dispuesto en el artículo 314 del Real Decreto Legislativo 4/2015 de 23 de octubre por el que se aprueba el texto refundido de la Ley del Mercado de Valores.

OTORGAMIENTO Y AUTORIZACION

Arancel números 2, 4, 7 y Norma 8ª. R.D. 1.426/89. BASES DECLARADAS

Honorarios y suplidos: 173,68 euros. -

CLÁUSULA DE PROTECCIÓN DE DATOS:

Los comparecientes siguiente: quedan informados de lo Sus datos personales serán objeto de tratamiento en esta Notaría, los cuales son necesarios para el cumplimiento de las obligaciones legales del ejercicio de la función pública notarial, conforme a lo previsto en la normativa prevista en la legislación notarial, de prevención del blanqueo de capitales, tributaria 16 y, en su caso, sustantiva que resulte aplicable al acto o negocio jurídico documentado. La comunicación de los datos personales es un requisito legal, encontrándose el otorgante obligado a facilitar los datos personales, y estando informado de que la consecuencia de no facilitar tales datos es que no sería posible autorizar o intervenir el presente documento público. Sus datos  se conservarán con carácter confidencial. La finalidad del tratamiento de los datos es cumplir la normativa para autorizar/intervenir el presente documento, su facturación, seguimiento posterior y las funciones propias de la actividad notarial de obligado cumplimiento, de las que  pueden derivarse la existencia de decisiones automatizadas, autorizadas por la Ley, adoptadas por las Administraciones Públicas y entidades cesionarias autorizadas por Ley, incluida la elaboración de perfiles  precisos para la prevención e investigación por las autoridades competentes del blanqueo de capitales y la financiación del terrorismo.

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IGNACIO MANRIQUE PLAZA Notario de Madrid

El notario realizará las cesiones de dichos datos que sean de obligado cumplimiento a las Administraciones Públicas, a las entidades y sujetos que estipule la Ley y, en su caso, al Notario que suceda o sustituya al actual en esta notaria.

Los datos proporcionados se conservarán durante los años necesarios para cumplir con las obligaciones legales del Notario o quien le sustituya o suceda.

Puede ejercitar sus derechos de acceso, rectificación, supresión, limitación, portabilidad y oposición al tratamiento por correo postal ante la Notaría autorizante, sita en Madrid, Calle Raimundo Fernández Villaverde, 61. Asimismo, tiene el derecho a presentar una reclamación ante una autoridad de control.

Los datos serán tratados y protegidos según la Legislación Notarial, la Ley Orgánica 15/1999 de 13 de diciembre de Protección de Datos de Carácter Personal (o la Ley que la sustituya) y su normativa de desarrollo, y el Reglamento (UE) 2016/679 del Parlamento europeo y del Consejo de 27 de abril de 2016 relativo a la protección de las personas físicas en lo que respecta al tratamiento de datos personales y a la libre circulación de estos datos y por el que se deroga la Directiva 95/46/CE. -

Leída por mi esta escritura a los señores comparecientes, a su elección, advirtiéndoles del derecho que tiene de hacerlo por sí, enterado la encuentran conforme, la otorgan y firman.

Y yo, el Notario, DOY FE:

a) De haber identificado a los señores comparecientes por medio de sus documentos identificativos, reseñados en la comparecencia, que me han sido exhibidos.

b) De que los señores comparecientes, a mi juicio, tienen capacidad y está legitimado para el presente otorgamiento.

c) De que, después de la lectura, los señores comparecientes han hecho constar haber quedado debidamente informados del contenido de este instrumento.

d) De que el consentimiento de los otorgantes ha sido libremente prestado.

e) De que el otorgamiento se adecua a la legalidad y a la voluntad libre y debidamente informada de los comparecientes. -

f) De todo lo consignado en este instrumento público que queda extendido en diez folios de papel timbrado, exclusivo para documentos notariales, serie EX, números el del presente y los nueve anteriores en orden correlativo.

Están las firmas de los comparecientes y la del Notario Autorizante. Signado, Rubricado y

DOY FE: QUE ES PRIMERA COPIA FIEL DE SU MATRIZ, CON LA QUE CONCUERDA Y EN DONDE QUEDA ANOTADA. Y A INSTANCIA DE LA PARTE COMPRADORA LA LIBRO SOBRE DIEZ FOLIOS DE PAPEL TIMBRADO, EXCLUSIVO PARA DOCUMENTOS NOTARIALES, SERIE ET, NUMERADOS CORRELATIVAMENTE EN ORDEN INVERSO AL DEL PRESENTE. MADRID, EL MISMO DÍA DE SU OTORGAMIENTO.

Fe Pública Notarial, Notariado Europa, Consejo General del Notariado Español 0247420321